                                                                   EXHIBIT 21.1
                                                                   Page 1 of 2

                   SCHEDULE OF SUBSIDIARIES OF W.H. BRADY CO.


                                                              Percentage
                                                              of Voting
                                        State (Country)       Securities
Name of Company                         of Incorporation      Owned
---------------                         ----------------      -----

W. H. Brady Co.                         Wisconsin             Parent

Brady Financial Co.                     Delaware              100%
Tricor Direct Inc.-                     Delaware              100%
     Doing Business As:
     Seton
     Seton Name Plate Company
     D&G Sign and Label Co.
     Seton Identification Products
     The Hirol Company
Worldmark of Wisconsin Inc.             Delaware              100%
Varitronic Systems, Inc.                Minnesota             100%
Brady Investment Co.                    Nevada                100%
Brady International Sales, Inc.         U.S. Virgin Islands   100%
Brady International Co.                 Wisconsin             100%
Brady Precision Tape Co.                Wisconsin             100%
Brady Service Co.                       Wisconsin             100%
Brady USA, Inc.                         Wisconsin             100%
Teklynx International Co.               Wisconsin             100%

W.H. Brady Pty. Ltd.                    Australia             100%
Seton Australia Pty. Ltd.               Australia             100%
W.H. Brady, N.V.                        Belgium               100%
W.H.B. do Brasil Ltda.                  Brazil                100%
W.H. Brady Identification Solutions,
Inc.                                    Canada                100%
1167232 Ontario, Inc.                   Canada                100%
W.H. Brady Co. Ltd.                     England               100%
Seton Limited                           England               100%
Brady Graphic Solutions Limited         England               100%
W.H. Brady S.A.R.L.                     France                100%
Tricor Group, S.A. -
    Doing Business As:
     Seton Division                     France                100%
     Signals Division                   France                100%
W.H. Brady GmbH                         Germany               100%
Seton GmbH                              Germany               100%
Seton Italia, SRL                       Italy                 100%
Nippon Brady K.K.                       Japan                 100%
W. H. Brady Korea Co., Ltd.             Korea                  70%

                                                                    EXHIBIT 21.1
                                                                     Page 2 of 2


                                                                Percentage
                                                                of Voting
                                        State (Country)         Securities
Name of Company                         of Incorporation        Owned
---------------                         ----------------        -----

Hirol UK Ltd.                           Scotland                100%
W. H. Brady Asia-Pacific Pte. Ltd.      Singapore               100%
W.H. Brady Pte. Ltd.                    Singapore               100%
Brady AB                                Sweden                  100%
Seton Scandinavia AB                    Sweden                  100%